Exhibit 99.1

Crane Co.	NEWS

Contact:

Pamela J.S. Styles
Director, Investor Relations and Corporate Communications
203-363-7352
www.craneco.com

CRANE CO. ANNOUNCES SEARCH FOR CHIEF FINANCIAL OFFICER

STAMFORD, CONNECTICUT – October 14, 2004 - Crane Co. (NYSE: CR) announced today that it has initiated a search for a chief financial officer. The Company’s CFO, George S. Scimone, has been on a medical leave of absence since March 3, 2004 and Eric C. Fast, president and chief executive officer, has been serving as acting chief financial officer since that date. Mr. Scimone has decided to go on long-term disability status at the end of October. The Company plans to hire a new chief financial officer. Mr. Fast stated, “We believe it is necessary to move forward with hiring a new CFO. We value all of George’s contributions to the Company, and we continue to hope for his speedy recovery. We look forward to his rejoining our management team in a suitable role in the future.”

Crane Co. is a diversified manufacturer of engineered industrial products. Crane Co. is traded on the New York Stock Exchange (NYSE:CR).